SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2016

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Director

On April 20, 2016, the registrant’s Board of Directors elected Joshua Angel as a director of the company, effective immediately.

Mr. Angel has specialized in corporate reorganizations for nearly his entire legal career, first at Angel & Frankel, P.C. which he founded, and served as managing partner for nearly 46 years, and since January 2007 as senior counsel to the Firm of Herrick, Feinstein LLP, 2 Park Avenue, N.Y. N.Y. 10016.

Mr. Angel was granted 10,000 stock options with an exercise price equal to the closing market price of the registrant’s common stock on the date of his election, which will vest annually over three years, and he will not receive any cash compensation for his services as a director during the remainder of this fiscal year.

Mr. Angel was not appointed to any committee of the Board upon election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: April 26, 2016	By: /s/ Donna L. Dellomo
Donna L. Dellomo
Vice President and Chief Financial Officer